SCHEDULE 14A INFORMATION

Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Preliminary proxy statement
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☒	Definitive proxy statement
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TINGO, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a6(i)(1) and 0-11

Notice of the 2022

Annual Meeting of Stockholders of Tingo, Inc. (the “Company”)

Meeting Date:	June 2, 2022
Meeting Time:	11:00 a.m., EDT
Location:	43 West 23rd Street, 2nd Floor New York, NY 10010

Purpose of the Meeting

•	To elect 10 directors, each for a term of one year;

•	To ratify the appointment of Gries & Associates, LLC as the Company’s independent registered public accountant for the fiscal year ending December 31, 2022 and authorizing the directors to fix the remuneration thereof;

•	To approve, on a non-binding advisory basis, the compensation paid to the Company’s named executive officers in 2021; and

•	To transact such other business as may properly come before the annual meeting.

Voting

All holders of record of shares of the Company’s Class A common stock (OTC: TMNA) and Class B common stock at the close of business on April 11, 2022 (the “Record Date”), or their legal proxy holders, are entitled to vote at the meeting and any postponements or adjournments of the meeting.

Please submit a proxy as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. You may submit your proxy online, by phone, or by mail. For specific instructions, please refer to the Questions and Answers in this proxy statement and the instructions on the proxy card.

We are distributing this proxy statement and proxy form to stockholders on or about April 29, 2022.

By order of the Board of Directors,
KENNETH I. DENOS
Secretary

April 29, 2022

New York, NY

Important Notice Regarding the Availability of Proxy Materials

for the Company’s Annual Meeting of Stockholders to be held on June 2, 2022

This proxy statement, proxy card and the Company’s Annual Report to Stockholders for the fiscal year ended December 31, 2021 are available free of charge at the following website: https://tingoinc.com/investor-information/sec-filings/ or by calling our principal office at +1-646-847-0144.

43 WEST 23RD STREET

2ND FLOOR

NEW YORK, NY 10010

TINGO, INC.

43 West 23rd Street

2nd Floor

New York, NY 10010

PROXY STATEMENT

This proxy statement contains information relating to the annual meeting of Tingo, Inc. (“Tingo” or the “Company”). The annual meeting of stockholders (the “Meeting”) or any postponement or adjournment thereof will be held on June 2, 2022, beginning at 11:00 a.m., Eastern Daylight Time, at 43 West 23rd Street, 2nd Floor, New York, NY 10010. The Board of Directors (sometimes referred to hereinafter as the “Board”) is sending stockholders this proxy statement to solicit proxies to be voted at the annual meeting. It is being mailed to stockholders on or about April 29, 2022.

ABOUT THE MEETING

What is the purpose of the Meeting?

At the Meeting, stockholders will be asked to elect Company directors (see Proposal 1), ratify the selection of the Company’s independent registered public accountant (see Proposal 2), and approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2021 (see Proposal 3).

Who is entitled to vote at the Meeting?

If you owned shares of the Company on the Record Date, you are entitled to receive notice of and to participate in the Meeting. A list of stockholders on the Record Date will be available for inspection during normal business hours at 43 West 23rd Street, 2nd Floor, New York, NY 10010 for ten days before the Meeting.

What are the voting rights of holders of the Company’s Class A common stock?

You may cast one (1) vote per share of the Company’s Class A common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What are the voting rights of holders of the Company’s Class B common stock?

You may cast ten (10) votes per share of the Company’s Class B common stock that you held on the Record Date on each proposal considered at the Meeting. These shares are: (a) held directly in your name as the stockholder of record or (b) held for you as the beneficial owner through a stockbroker, bank, or other nominee.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Many stockholders of the Company hold their shares in “street name” through a stockbroker, bank or other nominee rather than directly in their own name. There are some important distinctions in how Company shares are held.

Stockholder of Record. If your shares are registered directly in your name with the Company’s transfer agent, Action Stock Transfer Company, LLC, you are considered, with respect to those shares, the stockholder of record; therefore, these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to vote in person at the Meeting, or to grant your voting proxy directly to the Company. You may vote in-person or by mail.

Beneficial Owner. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name.” Your broker or nominee, who is considered the stockholder of record with respect to those shares, has forwarded these proxy materials to you. As the beneficial owner, you have the right to provide your broker with instructions on how to vote and are also invited to attend the Meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the Meeting (unless you have a signed proxy from the record holder, as described below). Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

What constitutes a quorum?

A quorum must be present at the Meeting for any business to be conducted. The presence at the Meeting, in person or by proxy, of a majority of the votes represented by the voting securities of the Company (Class A and Class B common stock) outstanding on the Record Date, or 933,758,106 votes, will constitute a quorum. As of the Record Date, 1,217,516,211 shares of the Company’s Class A common stock, representing the same number of votes, were outstanding, and 65,000,000 shares of Class B common stock, representing 650,000,000 votes, were outstanding.

If there are not enough votes for a quorum or to approve a proposal at the Meeting, the stockholders who are represented in person or by proxy may adjourn the Meeting to permit the further solicitation of proxies. The persons named as proxies will vote proxies held by them for such adjournment, unless marked to be voted against any proposal for which an adjournment is sought, to permit the further solicitation of proxies.

What are the Board’s recommendations?

The Board recommends a vote “For” the election of the nominated slate of directors (see Proposal 1), “For” the ratification of the appointment of Gries & Associates, LLC (“Gries”) as the Company’s independent registered public accountant (see Proposal 2), and “For” the approval, on a non-binding advisory basis, of compensation paid to the Company’s named executive officers in 2021 (see Proposal 3). Unless you give other instructions in your proxy, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of the Board. With respect to any other matter that properly comes before the Meeting, the proxy holders will vote as recommended by the Board or, if no recommendation is given, in their own discretion.

What vote is required to approve the proposals?

Election of Directors. A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Ratification of Independent Registered Public Accountant. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of the independent registered public accountant. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

Non-Binding Advisory Vote Approving Executive Compensation in 2021. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve, on a non-binding advisory basis, compensation paid to the Company’s named executive officers in 2021. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

How are votes counted?

In the election of directors, you may vote “For” all of the nominees or your vote may be “Withheld” with respect to one or more of the nominees. If you execute your proxy or provide broker voting instructions without specifying further your preference as to the nominees, your shares will be voted in accordance with the recommendations of the Board. To ratify the selection of the independent registered public accountant, you may vote “For” the ratification, “Against,” or you may “Abstain.” To cast your vote concerning the non-binding approval of compensation paid to the Company’s executive officers in 2021, you may also vote “For” or “Against” this proposal, or you may “Abstain” from voting in respect of this proposal. Please refer to the preceding section in considering the effect of abstentions and “broker non-votes” for Proposal 3.

Who can attend the Meeting?

All stockholders as of the Record Date, or their duly appointed proxies, may attend the Meeting. Each stockholder may be asked to present valid identification. Cameras, recording devices, and other electronic devices will not be permitted at the Meeting.

Please note that if you hold your shares in “street name” (that is, through a broker, bank, or other nominee), you will need to bring a “legal proxy” or a copy of a brokerage statement reflecting your stock ownership as of the Record Date.

How can I vote my shares in person at the Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Meeting. If you choose to do so, please bring proof of identification. Even if you plan to attend the Meeting, we recommend that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

How can I vote my shares without attending the Meeting?

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the Meeting by granting your voting proxy to the Company (if you are the stockholder of record) or by providing voting instructions to your broker or nominee (if you hold shares beneficially in street name). You may vote online, by phone, or by mail. Please refer to the enclosed voting instruction card at the back of this proxy statement for details.

Can I change my vote after I execute my proxy?

Yes. You may change your proxy instructions at any time prior to the vote at the Meeting. You may accomplish this by granting a new proxy or new broker voting instructions at a later date (which automatically revokes the earlier proxy instructions) or by attending the Meeting and voting in person. Attendance at the Meeting will not cause your previously granted proxy to be revoked unless you specifically so request.

What does it mean if I receive more than one notice of the Meeting?

It means your shares are registered differently or are in more than one account. Please grant a voting proxy and/or provide voting instructions for all accounts that you hold.

Where can I find the voting results of the Meeting?

We will publish final results of the Meeting in a Company Form 8-K within four business days after the day on which the Meeting ended.

Who can I call if I have a question?

If you have any questions about this proxy statement, please call the Company at +1-646-971-0316.

STOCK OWNERSHIP AND PERFORMANCE

Who are the largest owners of the Company’s stock?

Class A common stock. Based on a review of filings with the SEC and other records of the Company, the Company is aware of two beneficial owners of more than 5% of the outstanding shares of the Company’s Class A common stock: (i) Tingo International Holdings, Inc.; and (ii) Dozy Mmobuosi.

Class B common stock. Based on a review of filings with the SEC and other records of the Company, the Company is aware of one beneficial owner of more than 5% of the outstanding shares of the Company’s Class B common stock: (i) Dozy Mmobuosi.

Do Class A and Class B common stock vote together?

Yes. Shares of Class A common stock have one (1) vote per share (a total of 1,217,516,211 votes), and shares of Class B common stock have ten (10) votes per share (a total of 650,000,000 votes) and vote together on all matters on which the Company’s shareholders are entitled to vote.

How much stock do the Company’s directors and executive officers own?

Class A Common Stock

The following table shows the amount of the Company’s Class A common stock beneficially owned (unless otherwise indicated) as of April 11, 2022, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class A common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group. The applicable percentage ownership is based upon 1,217,516,211 shares of Class A common stock issued and outstanding.

The number of shares of Class A Common stock beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 11, 2022, or within 60 days after April 11, 2022, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge, each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Adewale Adebayo	5,000,000	—	5,000,000	*
Rory Bowen(1)	6,000,000	—	6,000,000	*
John Brown	10,000,000	—	10,000,000	*
Christopher Cleverly	6,000,000	—	6,000,000	*
Kenneth Denos(1)	6,000,000	—	6,000,000	*
Christophe Francois Charlier	2,000,000	—	2,000,000	*
Gurjinder Johal	6,500,000	—	6,500,000	*
Leslie Kasumba	1,000,000	—	1,000,000	*
Dozy Mmobuosi(2)	114,820,000	823,180,000	938,000,000	77.04%
Onyekachi Onubogu	5,000,000	—	5,000,000	*
Dakshesh Patel	6,000,000	—	6,000,000	*
Derrick Randall	5,000,000	—	5,000,000	*
Tingo International Holdings, Inc.	823,180,000	—	823,180,000	67.61%
All directors and executive officers as a group (12 persons)	173,320,000	823,180,000	996,500,000	81.85%

*	Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Denos serves as the Company’s Executive Vice President and General Counsel, neither of Messrs. Bowen or Denos are directors of the Company.

(2)	Includes 823,180,000 shares held by Tingo International Holdings, Inc. of which Mr. Mmobuosi is the Chief Executive Officer and controlling beneficial owner.

Class B Common Stock

The following table shows the amount of the Company’s Class B common stock beneficially owned (unless otherwise indicated) as of April 11, 2022, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class B common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group. The applicable percentage ownership is based upon 65,000,000 shares of Class B common stock issued and outstanding.

The number of shares of Class B Common stock beneficially owned by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 11, 2022, or within 60 days after April 11, 2022, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge, each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Sole Voting and Investment Power	Other Beneficial Ownership	Total	Percent of Class Outstanding
Adewale Adebayo	—	—	—	*
Rory Bowen(1)	—	—	—	*
John Brown	—	—	—	*
Christopher Cleverly	—	—	—	*
Kenneth Denos(1)	—	—	—	*
Christophe Francois Charlier	—	—	—	*
Gurjinder Johal	—	—	—	*
Leslie Kasumba	—	—	—	*
Dozy Mmobuosi	61,000,000	—	61,000,000	93.85%
Onyekachi Onubogu	—	—	—	*
Dakshesh Patel	—	—	—	*
Derrick Randall	—	—	—	*
All directors and executive officers as a group (12 persons)	61,000,000	—	61,000,000	93.85%

*	Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Denos serves as the Company’s Executive Vice President and General Counsel, neither of Messrs. Bowen or Denos are directors of the Company.

Combined Voting Power of Class A and Class B Common Stock

The following table shows the total combined voting power of the Company’s Class A and Class B common stock beneficially owned (unless otherwise indicated) as of April 11, 2022, by (1) any person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company’s Class A common stock, (2) each director/director nominee of the Company, (3) each named executive officer, and (4) all directors/director nominees and executive officers as a group. The applicable percentage ownership is based upon 1,867,516,211 votes, represented by 1,217,516,211 shares of Class A common stock issued and outstanding (1,217,516,211 votes) and 65,000,000 shares of Class B common stock issued and outstanding (650,000,000 votes).

The number of votes held by each entity, person, director/director nominee, or executive officer is determined under SEC rules and the information is not necessarily indicative of beneficial ownership of our securities for any other purpose. Under such rules, beneficial ownership includes any shares as to which the entity or individual has sole or shared voting power or investment power and also any shares that the entity or individual had the right to acquire as of April 11, 2022, or within 60 days after April 11, 2022, through the exercise of any stock option or other right. Unless otherwise indicated, to our knowledge, each individual has sole investment and voting power, or shares such powers with his spouse, with respect to the shares set forth in the table.

Name	Class A Common Stock Votes	Class B Common Stock Votes	Total	Percent of Total Votes
Adewale Adebayo	5,000,000	—	5,000,000	*
Rory Bowen(1)	6,000,000	—	6,000,000	*
John Brown	10,000,000	—	10,000,000	*
Christopher Cleverly	6,000,000	—	6,000,000	*
Kenneth Denos(1)	6,000,000	—	6,000,000	*
Christophe Francois Charlier	2,000,000	—	2,000,000	*
Gurjinder Johal	6,500,000	—	6,500,000	*
Leslie Kasumba	1,000,000	—	1,000,000	*
Dozy Mmobuosi(2)	938,000,000	610,000,000	1,548,000,000	82.89%
Onyekachi Onubogu	5,000,000	—	5,000,000	*
Dakshesh Patel	6,000,000	—	6,000,000	*
Derrick Randall	5,000,000	—	5,000,000	*
Tingo International Holdings, Inc.	823,180,000	—	823,180,000	44.08%
All directors and executive officers as a group (12 persons)	996,500,000	610,000,000	1,606,500,000	86.02%

*	Indicates less than one percent.

(1)	Mr. Bowen serves as the Company’s Chief of Staff. Mr. Denos serves as the Company’s Executive Vice President and General Counsel, neither of Messrs. Bowen or Denos are directors of the Company.

(2)	Includes 823,180,000 shares held by Tingo International Holdings, Inc. of which Mr. Mmobuosi is the Chief Executive Officer and controlling beneficial owner.

Section 16(a) beneficial ownership compliance

Under the federal securities laws, our directors, executive officers, and any persons beneficially owning more than ten percent of our common stock are required to report their ownership of our common stock and any changes in that ownership to the Company and the SEC. Specific due dates for these reports have been established by regulation. Based solely upon a review of reports furnished to the Company and written representations of certain persons that no other reports were required, we believe that all of our directors and executive officers complied during 2021 with the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Stock Performance Graph

The following graph compares the cumulative total return on our common stock with the cumulative total return of the NYSE Composite Index and the S&P 500 Index for the five years ended December 31, 2021. This comparison assumes $100.00 was invested in our common stock at the closing price of our common stock on December 31, 2016 and in the comparison groups and assumes the reinvestment of all cash dividends on the ex-dividend date prior to any tax effect. The stock price performance shown on the graph below is not necessarily indicative of future price performance.

AUDIT COMMITTEE REPORT

The Audit Committee is appointed by the Board of Directors to review financial matters concerning the Company. Each member of the Audit Committee meets the independence requirements under the applicable listing standards of the New York Stock Exchange. The Audit Committee is responsible for the selection, engagement, compensation, retention and oversight of the Company’s independent registered public accountant. We are also responsible for recommending to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year.

In making our recommendation that the Company’s financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021, we have taken the following steps:

•	We discussed with Gries & Associates, LLC (“Gries”), the Company’s independent registered public accountant for the year ended December 31, 2021, those matters required to be discussed by Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard 1301, Communications with Audit Committees, including information regarding the scope and results of the audit. These communications and discussions are intended to assist us in overseeing the financial reporting and disclosure process.

•	We conducted periodic executive sessions with Gries with no members of Tingo management present during those discussions. Gries did not identify any material audit issues, questions or discrepancies, other than those previously discussed with management, which were resolved to the satisfaction of all parties.

•	We received and reviewed the written disclosures and the letter from Gries required by the applicable requirements of PCAOB Rule 3526 regarding Gries’s communications with us concerning independence, and we discussed with Gries its independence regarding Tingo.

•	We determined that there were no former Gries employees who previously participated in the Company’s audit, engaged in a financial reporting oversight role at Tingo.

•	We reviewed, and discussed with Tingo management and Gries, the Company’s audited balance sheet at December 31, 2021, and statements of operations, statements of shareholder equity, and statements of cash flows for the year ended December 31, 2021.

Based on the reviews and actions described above, we recommended to the Board of Directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2021 for filing with the Securities and Exchange Commission.

Gurjinder Johal

Adewale Adebayo

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides information about the fiscal year 2021 compensation policy for our named executive officers (“NEOs”). Our Compensation Committee determines the compensation terms for our Chief Executive Officer and our other NEOs. This section explains how compensation decisions were made for our NEOs during the year. The discussion below also addresses the principal elements of our approach to compensation.

Our NEOs are compensated with a view to satisfying two objectives: (i) compensating the Company’s NEOs appropriately for their contributions to the Company’s growth, profitability and other goals and objectives; and (ii) linking the interests of the Company’s NEOs to the long-term interests of the Company’s equity owners. The compensation terms for our NEOs generally recognize both short-term and long-term success but these compensation arrangements also emphasize rewarding the intermediate and long-term performance of our NEOs, as measured by the Company’s performance and relative shareholder return.

Prior to the fourth quarter of 2021, most of our compensation arrangements with our NEOs consisted primarily of two elements: base salary and possible annual cash bonus. We have also added equity incentives for certain of our NEOs as more particularly described below. In addition, while we have offered participation to our NEOs in a defined contribution retirement plan pursuant to their agreements with the Company, they have yet to avail themselves of any such benefits.

On October 6, 2021, the Board adopted the Company’s 2021 Equity Incentive Plan (“Incentive Plan”), which is described in more detail herein. On October 14, 2021, the Company granted awards of restricted stock under the Incentive Plan to certain of the NEOs in the aggregate amount of 30,000,000 shares as particularly set forth under Grants of Plan-Based Awards below. Generally, these awards were subject to a vesting requirement over a 2-year period ended October 14, 2023. With respect to 10,000,000 shares granted to our Chief Executive Officer under the Incentive Plan, the Compensation Committee determined to fully vest these shares on December 24, 2021.

In addition to the awards of restricted stock to our NEOs described above, we also pay base cash compensation to our NEOs, which constitutes the bulk of their total cash remuneration. While the NEOs’ initial base compensation is determined by an assessment of competitive market levels, the factors used in determining changes to base compensation include individual performance, changes in role and/or responsibility and changes in the competitive market environment. The Company may pay an annual cash bonus which results in cash payments to our NEOs. The amount of the cash bonus is determined by the individual agreements with our NEOs or by our Chief Executive Officer or Compensation Committee on a discretionary basis. We have agreements with each of our NEOs, the terms of which are summarized beginning on page 19 of this proxy statement.

In determining the structure of our executive compensation policies and the appropriate levels of incentive opportunities, the Compensation Committee, as appropriate, considers whether the policies reward reasonable risk-taking and whether the incentive opportunities achieve the proper balance between the need to reward employees and the need to protect shareholder returns. We believe that the focus on total compensation provides incentives to create long-term value for shareholders while taking thoughtful and prudent risks to grow the Company.

Although our shareholders will be entitled to cast a non-binding vote concerning compensation to our named executive officers in 2021, the Company has not previously submitted to such a non-binding vote in the past.

Summary Compensation Table

The following table summarizes the total compensation that the Company paid during the fiscal years ended December 31, 2021, 2020, and 2019 to the NEOs, who are the Chief Executive Officer, President, Chief Financial Officer, and our other most highly compensated executive officers who received more than $100,000 in annual compensation from the Company.

Name and Principal Position	Year	Salary(1)		Cash Bonus		Stock Awards(2)		All Other Compensation		Total
Dozy Mmobuosi—	2021		$253,356	$	―		$40,000,000	$	―		$40,253,356
Chief Executive Officer(3)	2020		―		―		―		―		―
	2019		―		―		―		―		―

Christopher Cleverly—	2021		$187,671	$	―		$3,100,000	$	―		$3,287,671
President	2020		―		―		―		―		―
	2019		―		―		―		―		―

Dakshesh Patel—	2021		$187,671	$	―		$3,100,000	$	―		$3,287,671
Chief Financial Officer	2020		―		―		―		―		―
	2019		―		―		―		―		―

Kenneth Denos—	2021		$159,123	$	―	$	―	$	―		$159,123
EVP and General Counsel	2020		―		―		―		―		―
	2019		―		―		―		―		―

Rory Bowen—	2021		$63,339	$	―		$1,333,333	$	―		$1,096,672
Chief of Staff(3)	2020		―		―		―		―		―
	2019		―		―		―		―		―

Ratanaphon Wongnapahant—	2021	$	―	$	―	$	―	$	―	$	―
Chief Executive Officer	2020		―		―		―		―		―
	2019		―		―		―		―		―

Wai Hok Fung—	2021	$	―	$	―	$	―	$	―	$	―
President	2020		75,000		―		―		―		75,000
	2019		17,885		―		―		―		17,885

Derek Chantri—	2021	$	―	$	―	$	―	$	―	$	―
Chief Financial Officer	2020		22,998		―		―		―		22,998
	2019		5,799		―		―		―		5,799

(1)	All cash salaries of our NEOs in 2021 were accrued and were recorded as compensation payable at December 31, 2021.

(2)	These amounts reflect the vested portion of stock awards made during 2021 and are based upon the trading price of our common stock on OTC Markets as of the relevant vesting date in 2021.

(3)	Salary amounts expressed in $USD at the spot USD-GBP exchange rate as of December 31, 2021.

The Company’s 2021 Equity Incentive Plan

On October 6, 2021, the Board adopted our 2021 Equity Incentive Plan (“Incentive Plan”), the purpose of which was to promote the interests of the Company by encouraging directors, officers, employees, and consultants of Tingo to develop a long-term interest in the Company, align their interests with that of our stockholders, and provide a means whereby they may develop a proprietary interest in the development and financial success of the Company and its stockholders. The Incentive Plan is also intended to enhance the ability of the Company and its subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company. The Incentive Plan permits the award of restricted stock, common stock purchase options, restricted stock units, and stock appreciation awards. The maximum number of shares of our Class A common stock that are subject to awards granted under the Incentive Plan is 131,537,545 shares. The term of the Incentive Plan will expire on October 6, 2031. On October 12, 2021, our stockholders approved our Incentive Plan and, during the fourth quarter of 2021, the Tingo Compensation Committee granted awards of restricted stock under the Incentive Plan to certain directors, executive officers, employees, and consultants in the aggregate amount of 108,870,000 shares. The majority of the awards so issued are each subject to a vesting requirement over a 2-year period unless the recipient thereof is terminated or removed from their position without “cause”, or as a result of constructive termination, as such terms are defined in the respective award agreements entered into by each of the recipients and the Company.

Since the adoption of the Incentive Plan, we have chosen to utilize shares of our restricted stock, rather than stock options or other equity-based incentive compensation, as long-term incentive compensation. We use restricted stock awards to (i) attract and retain key officers and employees, (ii) enable our officers and employees to participate in our long-term growth and (iii) link these persons’ compensation to the long-term interests of our stockholders. Each restricted stock award is for a fixed number of shares as set forth in an award agreement between the grantee and us. Award agreements set forth time and/or performance vesting schedules and other appropriate terms and/or restrictions with respect to awards, including rights to dividends and voting rights.

The Compensation Committee has been delegated responsibility by the Board to administer the Incentive Plan. The Compensation Committee has also been delegated the authority to approve stock-based awards or other equity incentives permitted under the Incentive Plan to our officers and employees. The Compensation Committee is comprised of three directors who are independent pursuant to the requirements of the NYSE. The Board may revest its authority to administer or approve awards under the Incentive Plan at any time. At the time of each award granted to each NEO, the Compensation Committee determines the terms of the award, including the performance period (or periods) and the performance objectives, if any, relating to the award.

Grants of Plan-Based Awards in 2021

The Compensation Committee meets from time to time throughout the year to consider, among other matters, compensation of our NEOs and other compensation matters, including the administration of the Incentive Plan. On October 14, 2021, the Compensation Committee approved the grant of an aggregate of 30,000,000 shares of restricted stock to our NEOs under the Incentive Plan. Specific performance factors that the Compensation Committee considered in determining the granting of restricted stock to our NEOs included, among other criteria, the achievement of financial and operational goals in 2021 and individual employee performance during this period in such areas as work ethic, proficiency and overall contribution to the Company. No award of restricted stock or other equity incentives was made to our NEOs prior to the awards granted in October 2021, and no further grants or awards of restricted stock or other equity incentives were made to our NEOs during 2021. Restricted stock awards allow the Company to account for our Incentive Plan based on the price of our common stock, fixed at the grant or vesting date of such award, resulting in a known maximum cost of such award under our Incentive Plan at the time of grant or vesting, as applicable.

On October 14, 2021, the Compensation Committee approved grants of restricted stock awards to the NEOs as described above. To the extent that any portion of the awards of restricted shares vested at the time of grant, these restricted shares of stock were valued at $1.55, the closing price of our common stock on OTC Markets on October 14, 2021, the grant date. With respect to the grant of 10,000,000 restricted shares to Mr. Mmobuosi on October 14, 2021, the Compensation Committee determined to vest these shares in their entirety on December 24, 2021. None of these shares of restricted stock may be sold, assigned, transferred, pledged, hypothecated, or otherwise encumbered or disposed of prior their vesting date, and, if any of the forfeiture conditions occur prior to vesting of any portion of these restricted shares, all rights of the NEO to such shares will terminate, without further obligation on the part of the Company.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth the awards of restricted stock to our NEOs for which forfeiture provisions have not lapsed and remain unvested and outstanding at December 31, 2021.

	Stock Awards
	Number of Shares of Stock that Have Not Vested(1)	Market Value of Shares of Stock that Have Not Vested(2)
Dozy Mmobuosi— Chief Executive Officer	―	$ ―

Christopher Cleverly— President	4,000,000	16,000,000

Dakshesh Patel— Chief Financial Officer	4,000,000	16,000,000

Kenneth Denos— EVP and General Counsel	6,000,000	24,000,000

Rory Bowen— Chief of Staff	1,333,333	5,333,332

(1)	No restricted stock awards have been transferred.

(2)	Based on the closing trading price of our Class A common stock on December 31, 2021.

Equity Awards Vested in 2021

The following table sets forth information regarding shares of restricted stock granted to our NEOs for which forfeiture provisions lapsed during 2021:

	Stock Awards
Name	Number of Shares Acquired on Vesting	Value Realized on Vesting(1)
Dozy Mmobuosi— Chief Executive Officer	10,000,000	$40,000,000

Christopher Cleverly— President	2,000,000	3,100,000

Dakshesh Patel— Chief Financial Officer	2,000,000	3,100,000

Kenneth Denos— EVP and General Counsel	&horbar;	&horbar;

Rory Bowen— Chief of Staff	666,667	1,033,333

(1)	Value realized upon vesting is based on the closing trading price of our Class A common stock on the relevant vesting date.

Potential Payments upon Termination or Change of Control

This section describes and quantifies the estimated compensation payments and other benefits to which our NEOs would be entitled upon the occurrence of a change of control or certain termination conditions described in each such NEO’s individual agreement with the Company, or Incentive Plan award agreement, as the case may be.

Dozy Mmobuosi – Chief Executive Officer.

●	In the event that Mr. Mmobuosi’s employment agreement with the Company is not renewed or is terminated without cause as defined therein, he will be entitled to a severance payment equal to all bonuses earned or paid during the twelve months prior to termination and a further payment equal to the greater of (i) one year’s base salary then in effect, or (ii) his base salary for the remainder of his employment term.

●	In the event that Mr. Mmobuosi is dismissed, actually or constructively, or experiences a material reduction in his job, duties, title, responsibilities, or compensation, any unvested shares granted to him under the Incentive Plan shall vest on the date of the relevant occurrence.

Christopher Cleverly – President.

●	In the event that Mr. Cleverly’s agreement with the Company is terminated without cause, he will be entitled to receive a severance payment equal to one year’s salary then in effect.

●	In the event that Mr. Cleverly is dismissed, actually or constructively, or experiences a material reduction in his job, duties, title, responsibilities, or compensation, any unvested shares granted to him under the Incentive Plan shall vest on the date of the relevant occurrence.

Dakshesh Patel – Chief Financial Officer.

●	In the event that Mr. Patel’s agreement with the Company is terminated without cause, he will be entitled to receive a severance payment equal to one year’s salary then in effect.

●	In the event that Mr. Patel is dismissed, actually or constructively, or experiences a material reduction in his job, duties, title, responsibilities, or compensation, any unvested shares granted to him under the Incentive Plan shall vest on the date of the relevant occurrence.

Kenneth Denos – EVP and General Counsel.

●	In the event that Mr. Denos’s employment agreement with the Company is not renewed or is terminated without cause as defined therein, he will be entitled to a severance payment equal to all bonuses earned or paid during the twelve months prior to termination and a further payment equal to the greater of (i) one year’s base salary then in effect, or (ii) his base salary for the remainder of his employment term.

●	In the event that Mr. Denos is dismissed, actually or constructively, or experiences a material reduction in his job, duties, title, responsibilities, or compensation, any unvested shares granted to him under the Incentive Plan shall vest on the date of the relevant occurrence.

Rory Bowen – Chief of Staff.

●	In the event that Mr. Bowen’s employment agreement with the Company is not renewed or is terminated without cause as defined therein, he will be entitled to a severance payment equal to all bonuses earned or paid during the twelve months prior to termination and a further payment equal to the greater of (i) one year’s base salary then in effect, or (ii) his base salary for the remainder of his employment term.

●	In the event that Mr. Bowen is dismissed, actually or constructively, or experiences a material reduction in his job, duties, title, responsibilities, or compensation, any unvested shares granted to him under the Incentive Plan shall vest on the date of the relevant occurrence.

The following table summarizes these potential payments to our NEOs upon termination:

Name	Severance/Termination Payment(1)	Vesting of Stock Awards(2)	Total
Dozy Mmobuosi— Chief Executive Officer(3)	$675,000	$ ―	$675,000

Christopher Cleverly— President	$500,000	16,000,000	16,500,000

Dakshesh Patel— Secretary and CCO	$500,000	16,000,000	16,500,000

Kenneth Denos— EVP and General Counsel	$480,000	24,000,000	24,480,000

Rory Bowen— Chief of Staff(3)	$168,750	5,333,332	5,502,082

(1)	Excludes accrued vacation pay, sick days, or holidays, any health insurance contributions pursuant to the Consolidated Omnibus Budget Reconciliation Act (COBRA) or equivalent act in the United Kingdom, bonuses earned, or standard payments paid generally to employees of the Company at termination.

(2)	Value realized upon vesting is based on the closing trading price of our common stock on December 31, 2021.

(3)	Severance Payment converted from UK Pounds Sterling into USD at the spot exchange rate on December 31, 2021.

Report of the Compensation Committee

As part of our responsibilities, we have reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which begins on page 10 of this proxy statement. Based on such review and discussions, we have recommended to the Board of Directors the inclusion of the Compensation Discussion and Analysis in this proxy statement.

Onyekachi Onubogu

Leslie Kasumba

Adewale Adebayo

GOVERNANCE OF THE COMPANY

How is the Company’s management structured?

The Company is managed by an executive management team headed by our Chief Executive Officer. The summary backgrounds of our senior executives is included on page 22 of this proxy statement. Our Chief Executive Officer works under the direction of the Board of Directors, who provide guidance and oversight to our management team and who review, analyze, and adopt policies and directives for the growth and development of the Company.

What are the duties of the Board of Directors?

Leadership Structure. The Board provides overall guidance and supervision with respect to the operations of the Company and performs the various duties specified for directors of public companies including, in particular, duties of directors under Nevada corporate law. Among other things, the Board supervises Company management, general compliance matters, the selection of accountants, and transactions with affiliates.

The Board meets in regularly scheduled meetings each year. All Board actions are taken by majority vote unless a higher percentage is required by law or the Company’s articles of incorporation or by-laws require that the actions be approved by a majority of disinterested directors.

The rules of the New York Stock Exchange require that a majority of the Company’s directors be independent directors. The Board is currently composed of 10 directors, including 7 independent directors. As discussed below, the Board has established 3 Committees to assist the Board in performing its oversight responsibilities.

The Board has appointed Dozy Mmobuosi to serve as the Company’s Chief Executive Officer. In addition to being the principal executive officer of the Company, one of the Chief Executive Officer’s roles is to set the agenda of the Board and determine what information is provided to the Board with respect to matters to be acted upon by the Board.

The Board has also appointed John J. Brown and Christophe Charlier as its independent co-Chairmen. The Chairmen preside at all meetings of the Board and lead the Board through its various tasks. Each of our co-Chairmen also act as a liaison with the Company’s principal executive officer in carrying out his functions, as well as with the Company’s General Counsel who serves as the Company’s principal compliance officer. Either or both of our co-Chairmen may perform such other functions as may be requested by the Board. The designation of co-Chairman does not impose on such independent director any duties, obligations or liability that is greater than the duties, obligations or liability imposed on such person as a member of the Board, generally.

The Company has determined that the Board’s leadership structure is appropriate given the characteristics and circumstances of the Company, including such items as the size, scope, and international nature of the Company’s operations, the Company’s reporting obligations under the Securities Exchange Act, and the committee structure of the Company.

Risk Oversight. Through the Board’s direct oversight role, and indirectly through its Committees, the Board performs a risk oversight function for the Company consisting, among other things, of the following activities:

•	General Oversight. The Board meets with representatives of management and key service providers, including the the independent audit firm of the Company, to review and discuss the operational activities of the Company and to provide direction with respect thereto.

•	Compliance Oversight. The Board reviews and approves, as applicable, the compliance procedures of the Company. The Board is informed how the compliance procedures adhere to the operational requirements through its meeting with, and reports received from, the Company’s General Counsel. The Board also discusses the adequacy of internal controls and compliance procedures with the Company’s General Counsel and independent registered public accountant.

•	Operational Oversight. The Board monitors Company performance during the year through regular performance reports from management with references to appropriate performance measurement indices and the performance of similar companies, where applicable. The Board also receives updates on industry developments and new corporate initiatives on a regular basis.

What Committees has the Board established?

The Board has four standing committees: an Audit Committee, a Governance and Nominating Committee, and a Compensation Committee.

Who are the current Board members and what are their Committee memberships?

The members of the Board of Directors on the date of this proxy statement and the Board Committees on which they serve are identified in the following table:

Director	Audit Committee	Compensation Committee	Governance and Nominating Committee
John J. Brown, Co-Chairman
Christophe Charlier, Co-Chairman
Adewale Adebayo	*	*
Christopher Cleverly
Gurjinder Johal	Chair		*
Leslie Kasumba		*	*
Dozy Mmobuosi
Onyekachi Onubogu		Chair
Dakshesh Patel
Derrick Randall			Chair

Audit Committee

The charter of the Audit Committee specifies that the purpose of the Audit Committee is to assist the Board in its oversight of the integrity of:

•	The Company’s financial statements,

•	The Company’s compliance with legal and regulatory requirements,

•	The independence and qualifications of the Company’s independent registered public accountant, and

•	The performance of the Company’s internal audit function and independent registered public accountant.

In furtherance of the foregoing purpose, the Audit Committee’s authority and responsibilities include to:

•	Review and oversee the Company’s annual and quarterly financial statements;

•	Discuss with management and the Company’s independent registered public accountant, as appropriate, earnings press releases and financial information, as well as financial information and earnings guidance provided to analysts and ratings agencies;

•	Recommend, for shareholder approval, the appointment of the Company’s independent registered public accountant, and oversee the compensation, retention, oversight, and other matters relating to the engagement or discharge of the independent registered public accounting firm;

•	Review with management and the independent registered public accountant, as appropriate, any audit problems or difficulties the independent registered public accountant encountered in the course of the audit work and management’s responses thereto;

•	Discuss with management the Company’s risk assessment and risk management guidelines and policies, including the Company’s major financial risk exposures and steps taken by management to monitor and control such exposures;

•	Oversee the Company’s financial controls and reporting processes;

•	Review the Company’s financial reporting and accounting standards and principles;

•	Review the performance of the Company’s internal audit function and the performance of the independent registered public accountant;

•	Review and investigate any matters pertaining to the integrity of management, including conflicts of interest or adherence to standards of business conduct; and

•	Establish procedures for handling complaints involving accounting, internal accounting controls, and auditing matters.

The charter of the Audit Committee is available on the Company’s website (www.tingoinc.com). The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its duties. The Committee’s meetings include, whenever appropriate, executive sessions with the Company’s independent registered public accountant without the presence of management.

Each member of the Audit Committee is an independent director within the meaning of SEC regulations and the listing standards of the New York Stock Exchange (“NYSE”). Gurjinder Johal, the chair of the Audit Committee, is qualified as an audit committee financial expert within the meaning of SEC regulations and the Board has determined that he has accounting and related financial management expertise within the meaning of the listing standards of the NYSE. The Audit Committee met twice during 2021 and approved various other matters via unanimous written consent.

Compensation Committee

The Compensation Committee is responsible for reviewing and evaluating the compensation of the Company’s NEOs. In addition, the Compensation Committee periodically reviews independent and interested director compensation and recommends any appropriate changes to the Board. Lastly, the Compensation Committee produces a report on the Company’s executive compensation practices and policies for inclusion in the Company’s proxy statement if required by applicable proxy rules and regulations and makes recommendations to the Board on the Company’s executive compensation practices and policies. The charter of the Compensation Committee is available on the Company’s website (www.tingoinc.com).

Each member of the Compensation Committee is an independent director within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met twice during 2021 and approved various other matters via unanimous written consent.

Governance and Nominating Committee

The Governance and Nominating Committee is responsible for developing and implementing policies and practices relating to corporate governance. The Committee selects individuals for nomination to the Company’s Board. In addition, the Governance and Nominating Committee develops and reviews background information on candidates for the Board and makes recommendations to the Board regarding such candidates. The Committee also prepares and supervises the Board’s annual review of director independence and the Board’s performance self-evaluation. The charter of the Governance and Nominating Committee is available on the Company’s website (www.tingoinc.com).

All of the members of the Governance and Nominating Committee are independent directors within the meaning of SEC regulations and the listing standards of the NYSE. This Committee met once during 2021.

How does the Board select nominees for the Board?

The Governance and Nominating Committee considers candidates for Board membership suggested by its members and other Board members, as well as management and stockholders. A stockholder who wishes to recommend a prospective nominee for the Board should notify the Company’s Secretary or any member of the Governance and Nominating Committee in writing in care of Tingo, Inc., 43 West 23rd Street, 2nd Floor, New York, NY 10010. To be considered by the Governance and Nominating Committee, stockholder nominations must be submitted before our fiscal year-end and must be accompanied by a description of the qualifications of the proposed candidate and a written statement from the proposed candidate that he or she is willing to be nominated and desires to serve if elected. The Governance and Nominating Committee will also consider whether to nominate any person nominated by a stockholder pursuant to the provisions of the Company’s by-laws relating to stockholder nominations as described in “Additional Information—Stockholder Proposals for the 2023 Annual Meeting,” below. Nominees for director who are recommended by stockholders will be evaluated in the same manner as any other nominee for director.

Once the Governance and Nominating Committee has identified a prospective nominee, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate, which may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the need for additional Board members to fill vacancies or expand the size of the Board and the likelihood that the prospective nominee can satisfy the evaluation factors considered by the Committee. If the Committee determines, in consultation with the other Board members as appropriate, that additional consideration is warranted, it may gather additional information about the prospective nominee’s background and experience. A Committee member will interview a qualified candidate, and a qualified candidate may meet other directors. The Committee then determines, based on the background information and information obtained in interviews, whether to recommend to the Board that a candidate be nominated to the Board.

The Governance and Nominating Committee believes a prospective nominee for director should, at a minimum, satisfy the following standards and qualifications and evaluates prospective nominees accordingly:

•	The ability of the prospective nominee to represent the interests of the stockholders of the Company;

•	The prospective nominee’s standards of integrity, commitment, and independence of thought and judgment;

•	The prospective nominee’s ability to dedicate sufficient time, energy, and attention to the diligent performance of his or her duties, including the prospective nominee’s service on other public company boards; and

•	The extent to which the prospective nominee contributes to the range of talent, skill, and expertise appropriate for the Board.

The Committee also considers such other relevant factors as it deems appropriate, including the current composition of the Board, the balance of management and independent directors, diversity, and the need for Audit Committee expertise.

In considering diversity, the Committee considers diversity of background and experience as well as ethnic and other forms of diversity. The Committee does not, however, have any formal policy regarding diversity in identifying nominees for a directorship, but rather, considers it among the various factors relevant to any particular nominee. After completing the evaluation and interview, the Committee makes a recommendation to the full Board as to the persons who should be nominated by the Board, and the Board determines the nominees after considering the recommendation and report of the Committee.

How does the Board determine which directors are considered independent?

When the Board undertook its annual review of director independence, the Board considered transactions and relationships between each director or any member of his immediate family and the Company. The Board also examined transactions and relationships between directors or their affiliates and members of the Company’s senior management or their affiliates. The purpose of this review was to determine whether any such relationships or transactions were inconsistent with a determination that the director is independent.

As a result of this review, the Board affirmatively determined that all of the directors nominated for election at the Meeting are independent of the Company and its management with the exception of Dozy Mmobuosi, Christopher Cleverly, and Dakshesh Patel, each of whom also serve as executive officers of the Company.

How often did the Board meet during 2021?

During 2021, the Board met three times and passed other resolutions via unanimous written consent. Each director attended at least 75% of all meetings held by the Board or the committees of the Board on which he or she served, and all directors are expected to attend, either in person, telephone, or videoconference, the Company’s annual meeting of stockholders to be held on June 2, 2022. The Company does not have a policy about directors’ attendance at the annual meeting of stockholders.

How are directors compensated?

Prior to 2022, our directors were compensated at the rate of $24,000 per annum, payable quarterly in arrears. Effective January 1, 2022, as compensation for services to the Company, each Independent Director receives an annual fee of $36,000 paid quarterly in arrears, a fee of $3,000 for each meeting of the Board or committee thereof attended in person, a fee of $1,500 for participation in each telephonic or videoconference meeting of the Board or committee thereof, and reimbursement of all out-of-pocket expenses relating to attendance at such meetings. The chair of each of our standing committees (audit, compensation, and nominating and governance) also receives an annual fee of $24,000, payable quarterly in arrears. We may also pay other one-time or recurring fees to members of our Board in special circumstances. Finally, each of our directors has received shares of Class A common stock of the Company pursuant to the Incentive Plan, the vested amounts of which are shown in the Director Compensation Table on page 21 below.

In the case of our two co-Chairmen, we have separate agreements with them regarding their services on the Board. We have agreed to pay our co-Chairman John J. Brown an annual fee of $200,000, payable quarterly in arrears, and have agreed to pay our co-Chairman Christophe Charlier an annual fee of $250,000, payable quarterly in arrears. Both of our co-Chairmen were also recipients of awards of restricted stock under our Incentive Plan, the vested amounts of which are shown in the Director Compensation Table on page 21 below.

Independent/non-officer directors earned or were paid an aggregate of $197,868 and $0 as cash compensation for their services for the years ended December 31, 2021 and 2020, respectively, and also issued stock awards to our directors in 2021, the value of the vested portion of which was an aggregate of $9,816,666. The following table set forth the cash and other forms of compensation that the Company paid to each person who served as a director during 2021:

2021 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)*	Option Awards ($)	All Other Compensation ($)	Total ($)
Current Independent Directors
John J. Brown(1)	58,630	—	—	—	58,630
Christophe Charlier(1)	73,288	1,033,333	—	—	1,106,621
Adewale Adebayo(1)	9,008	2,583,333	—	—	2,592,341
Gurjinder Johal(1)	10,455	—	—	—	10,455
Leslie Kasumba(1)	9,008	1,033,333	—	—	1,042,341
Onyekachi Onubogu(1)	9,008	2,583,333	—	—	2,592,341
Derrick Randall(1)	9,008	2,583,333	—	—	2,592,341

Former Independent Directors
Alexander Lightman(1)	9,008	—	—	—	—
Zoli Macanda-Simbodyal(1)	10,455	—	—	—	—
Bodin Kasemset	—	—	—	—	—
Wai Hok Fung	—	—	—	—	—

Current Interested Directors
Dozy Mmobuosi(2)	—	—	—	—	—
Christopher Cleverly(2)	—	—	—	—	—
Dakshesh Patel(2)	—	—	—	—	—

Former Interested Directors
Ratanaphon Wongnapachant	—	—	—	—	—

* Represents the portion of restricted stock awards issued pursuant to the Company’s 2021 Equity Incentive Plan that became vested during 2021.

(1)	Cash fees earned by our directors for their service on the Board in 2021 were accrued and recorded as director fees payable at December 31, 2021.
(2)	In 2021, Messrs. Mmobuosi, Cleverly, and Patel received awards of restricted stock in connection with their roles as executive officers of the Company. These restricted stock awards are described in more detail under COMPENSATION OF NAMED EXECUTIVE OFFICERS beginning on page 10 above.

Who are the executive officers of the Company?

The name, address and age of each executive officer, their position, term of office and length of time served with the Company, along with certain business information, are set forth in the table below.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Dozy Mmobuosi 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 44	Chief Executive Officer	Indefinite term; Chief Executive Officer since 2021	CEO and Director of the Company since 2021; CEO and director of Tingo International Holdings, Inc. since 2020; co-founder and executive of Tingo Mobile PLC since 2001; strategic advisor and consultant to various corporates since 2008; co-sponsor of Africa Acquisition Corp, Inc (natural resources SPAC) since 2021.

Christopher Cleverly 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 55	President	Indefinite term; President since 2021	President and Director of the Company since 2021; Co-architect and founder of the $1.5 billion Africa50 fund with the African Development Bank launched 2013_; Barrister called to the Bar of England and Wales in 1990; member of the bar association (UK) since 1990; advisor to the UK Government and African governments on various developmental and investment matters in Africa between 2008-2014.

Dakshesh Patel 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 61	Chief Financial Officer	Indefinite term; Chief Financial Officer since 2021	Chief Financial Officer and Director of the Company since 2021; Chief Financial Officer of NatWest’s Global Debt and Investment Banking division from 1996 to 1998; Finance Director of the Global Structured Finance & Investment Banking (NatWest Markets) from 1994 to 1996; Financial Controller, Banking & Specialised Finance at NatWest from 1991to 1994; founder of Yespay in 2004; Founder and Director of ZymPay from 2013 to-date; Board Director of Gerken Capital Associates (private equity) from 2005 to-date ; Manager for Deloitte Haskins & Sells (Abu Dhabi and Zimbabwe) from 1989 to 1991.

Kenneth Denos 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 54	EVP and General Counsel; Corporate Secretary	Indefinite term; EVP, General Counsel and Secretary since 2021	EVP, General Counsel, and Secretary of the Company since 2021; Officer and Director of Equus Total Return, Inc. (NYSE: EQS) since 2005; Director and Head of M&A of Tersus Energy (LSE:TER) from 2005-06; director and head of M&A of Healthcare Enterprise Group (LSE:HEG) from 2001-2005. Founder and Chairman of Kenneth I. Denos, P.C. (Acadia Law Group) since January 2000; Principal of Outsize Capital Ltd. (investment and advisory) since 2019.

Rory Bowen 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 33	Chief of Staff	Indefinite term; Chief of Staff since 2021	Chief of Staff for the Company since 2021; Chief of Staff for Tingo International Holdings, Inc. since 2020; Chief of Staff of FinTech Alliance from 2019 to 2020; Associate at Moneycorp and Compagnie Financière Tradition (Tradition UK) from 2012 to 2018.

There are no arrangements or understandings between any of the executive officers and any other person pursuant to which any of such officers was or is to be selected as an officer.

Executive Compensation Agreements

Dozy Mmobuosi. On March 1, 2022, the Company entered into a 24-month Executive Employment Agreement with Dozy Mmobuosi, its Chief Executive Officer, with an effective date of August 15, 2021. The Agreement provides for a base salary of Six Hundred and Eighty Thousand Dollars ($680,000) per annum, together with bonuses of up to twice his annual base salary then in effect and equity incentives, all as determined by the Compensation Committee of the Tingo Board of Directors. If Mr. Mmobuosi’s employment is terminated without cause, he will be entitled to a severance payment equal to his annual base salary then in effect, together with any bonus payments made during the twelve months prior to termination.

Christopher Cleverly. On March 1, 2022, the Company entered into an Executive Service Agreement with Christopher Cleverly, its President, with an effective date of August 15, 2021. The Agreement provides for a base salary of Five Hundred Thousand Dollars ($500,000) per annum, together with bonuses of common stock purchase options, with an exercise price of $4.00 per share, of up to five percent (5%) of the company’s outstanding shares, the quantum of which depends upon the trading price of the Company’s shares during the 36-month period following the effective date. Mr. Cleverly is further entitled to a severance payment equal to his annual base salary then in effect if his Service Agreement is terminated without cause.

Dakshesh Patel. On March 1, 2022, the Company entered into an Executive Service Agreement with Dakshesh Patel, its Chief Financial Officer, with an effective date of August 15, 2021. The Agreement provides for a base salary of Five Hundred Thousand Dollars ($500,000) per annum, together with bonuses of common stock purchase options, with an exercise price of $4.00 per share, of up to five percent (5%) of the company’s outstanding shares, the quantum of which depends upon the trading price of the Company’s shares during the 36-month period following the effective date. Mr. Patel is further entitled to a severance payment equal to his annual base salary then in effect if his Service Agreement is terminated without cause.

Kenneth Denos. On March 1, 2022, the Company entered into a 24-month Executive Employment Agreement with Kenneth Denos, its Executive Vice President and General Counsel, with an effective date of September 1, 2021. The Agreement provides for a base salary of Four Hundred and Eighty Thousand Dollars ($480,000) per annum, together with bonuses of up to twice his annual base salary then in effect and equity incentives, all as determined by the Compensation Committee of the Tingo Board of Directors. If Mr. Denos’s employment is terminated without cause, he will be entitled to a severance payment equal to his annual base salary then in effect, together with any bonus payments made during the twelve months prior to termination.

Rory Bowen. On March 1, 2022, the Company entered into a 24-month Executive Employment Agreement with Rory Bowen, its Chief of Staff, with an effective date of August 15, 2021. The Agreement provides for a base salary of One Hundred and Seventy Thousand Dollars ($170,000) per annum, together with bonuses of up to twice his annual base salary then in effect and equity incentives, all as determined by the Compensation Committee of the Tingo Board of Directors. If Mr. Bowen’s employment is terminated without cause, he will be entitled to a severance payment equal to his annual base salary then in effect, together with any bonus payments made during the twelve months prior to termination.

Grants of Plan-Based Awards

On October 14, 2021, the Company granted awards of restricted stock under the Incentive Plan to certain of its directors and executive officers in the aggregate amount of 59,000,000 shares of Class A common stock as described in the tables set forth on pages 10-15 and page 21 above. With the exception of the award granted to Dozy Mmobuosi, our Chief Executive Officer, the awards granted to our directors and executive officers were each subject to a vesting requirement over a 2-year period ending October 14, 2023.

Outstanding Equity Awards

Other than the awards of restricted stock under the Incentive Plan made in 2021 as described under Grants of Plan-Based Awards above, the Company had no other equity awards outstanding to any executive officer or director as of December 31, 2021.

Options Exercised and Stock Vested

During 2021, 20,999,999 shares of restricted stock issued to directors and executive officers under the Incentive Plan in October 2021 became vested according to the terms of the award agreements entered into by each of the recipients and the Company. Other than the foregoing, there were no stock options, SARs or similar instruments exercised by any executive officer of the Company and there was no vesting of stock, including restricted stock, restricted stock units or similar instruments by any executive officer of the Company during 2021.

Pension Benefits

The Company does not have any plan that provides for payments or other benefits at, following, or in connection with the retirement of its executive officers.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

During 2021, the Company did not have any defined contribution or other plan that provided for the deferral of compensation by any executive officer of the Company on a basis that was not tax-qualified.

Chief Executive Officer Pay Ratio

Mr. Mmobuosi's total compensation for 2021 was $40,253,356, which included $253,356 in accrued salary and restricted stock awards valued at $40,000,000 as reflected in the Summary Compensation Table above. The total compensation of our median employee, excluding Mr. Mmobuosi, for 2021 was approximately $10,000. As a result, Mr. Mmobuosi's total compensation was approximately 4,025 times that of our median employee for 2021. We selected December 31, 2021 as the date used to identify our “median employee” whose annual total compensation was the median of the total annual compensation of all of our officers and employees (other than our Chief Executive Officer) for 2021. As of December 31, 2021, our officer and employee population consisted of 150 individuals (excluding Mr. Mmobuosi), all of whom were continuously employed or engaged by the Company or its subsidiaries on a full- or part-time basis during the year. To identify our median employee, we compared the annual total compensation for each officer and employee of the Company, as determined in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, which included salary, bonus, restricted stock awards, employer contributions to employee accounts in our 401(k) plan, employer contributions to employee accounts in our deferred compensation plan and earnings thereon, and company-paid life insurance premiums.

Benefits and Perquisites.

We have offered certain of our NEOs and other full-time employees the opportunity to receive certain perquisites and general health and welfare benefits, which consist of life and health insurance benefits, and reimbursement for certain medical expenses.

PROPOSAL 1—ELECTION OF DIRECTORS

The by-laws of the Company provide for a minimum of three and a maximum of fifteen directors (a majority of whom must be independent directors). There are five director nominees (which include three independent director nominees). The Board is not recommending any other director nominees.

The current term of office of all of the Company’s directors expires at the 2022 annual meeting and upon the election and qualification of their successors in office. The Board proposes that the following nominees be elected for a new term of one year and until their respective successors have been duly elected and qualified or until they resign, die, or are removed from office. Each of the nominees has consented to serve if elected. The Board knows of no reason why any nominee for director would be unable to serve as a director. If at the time of the Meeting any nominee is unable or unwilling to serve as a director of the Company, the persons named as proxies will vote for a substitute nominee designated by the Board.

Based on a review of the experience, qualifications, attributes and skills of each nominee, including those enumerated in the table below, the Board has determined that each nominee is qualified to serve as a director of the Company. We invite you to read the summary backgrounds of each of the nominees included in this Proposal section. These qualifications, as well as other qualifications preceding the five-year reporting period in the table below, support the conclusion that each individual should serve as a director in light of the Company’s business and structure.

Nominees for Director

Independent Directors

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
John J. Brown 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 64	Co-Chairman	Term expires 2022; Director since 2021	Co-Chairman of the Company since 2021. Managing Partner of Sands Point Consulting (corporate advisory) since 2016; Group Managing Director and member of WMA Executive Committee for UBS Wealth Management Americas from 2009-2016; Managing Director for Merrill Lynch & Co. from 1980-1995 and from 2000 to 2009.	None.

Christophe Francois Charlier 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 50	Co-Chairman	Term expires 2022; Director since 2021	Co-Chairman of the Company since 2021; Independent director of Oxus Acquisition Corporation since 2021; Independent director of La Française de l’Energie since 2016; Chairman of Pure Grass Films since 2012; Chairman of the Board of Renaissance Capital from 2017 to 2020; Independent director of Renaissance Insurance from 2021 to March 2022; Deputy CEO of Onexim Group from 2008 to 2014.	Oxus Acquisition Corporation.

Adewale Adebayo 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 46	Director	Term expires 2022; Director since 2021	Independent director of the Company since 2021; founder of Nissi-Lloyds Capital since 2012; Group Head of Institutional Sales of FBN Capital from 2011 to 2012; Associate Director at Standard Chartered Bank( Global Markets) Financial Institutions Fixed Income, Currency and Commodity Sales and Derivatives from 2008 to 2011; UBS Investment Bank from 2007; United Bank for Africa (UBA) from 2000 to 2001; Oceanic Bank Nigeria Plc (now ECO Bank) from 2001 to 2006.	None.

Gurjinder Johal 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 40	Director	Term expires 2022; Director since 2021	Independent Director of the Company since 2021; Managing Partner of GVO Partners (fintech and blockchain management) since 2020; Founder and Chief Executive Officer of Fillip, Inc. (financial wellness) from 2018 to 2021. Investment Manager at Merrill Lynch from 2013 to 2018. From 2011 to 2013, Mr. Johal also worked as an investor and operating partner focused on energy, with Cambridge Energy Holdings.	None.

Leslie Kasumba 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 41	Director	Term expires 2022; Director since 2021	Independent Director of the Company since 2021; Producer for NBC Universal (E! News Africa) since March 2015; Head of Channel O Africa from 2011 to 2015; Africa correspondent for 702 Talk Radio from 2018 to 2020; Business Development Manager for Canal Plus since 2021.	None.

Onyekachi Onubogu 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 47	Director	Term expires 2022; Director since 2021	Independent Director of the Company since 2021; CEO of Frutta Juice and Services since 2020; Head of Consumer Goods and Investments for Prosperity Capital Management from 2008 to 2010;. Executive Director of Sales, Marketing, and Logistics for Promasidor from 2010-2017; Group Executive Director of TGI Group from 2017 to 2019; Marketing Director for Procter & Gamble from 1995-2005.	None.

Derrick Emeka Randall 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 54	Director	Term expires 2022; Director since 2021	Independent Director of the Company since 2021; Non-Executive Director for PostPro UK since 2021; Chief Marketing Officer for vTree since 2020; Board Advisor for Hiipe since 2014; Consultant at TKonsult since 2014; Business Development Director for Amplero (formerly Globys) from 2012 - 2014; Director of Sales for Velti from 2011 - 2012; Vice President of Upstream Mobile Marketing from 2009 - 2011; Marketing Director for EQO Mobile from 2007 - 2009; Commercial Director for Digicel from 2005 - 2007; Head of International Marketing of T-Mobile International from 2004 -2005; Head of Global Marketing for TDK Systems from 2001 - 2004; Head of UK Marketing Intelligence for Michelin from 1997 - 2001; European Marketing Manager for Frost & Sullivan 1995-1997.	None.

+ Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the Investment Company Act of 1940.

Executive Directors

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships+ Held by Director or Nominee
Dozy Mmobuosi 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 44	Chief Executive Officer and Director	Term expires 2022; Director since 2021	CEO and Director of the Company since 2021; CEO and Director of Tingo International Holdings, Inc. since 2020; co-founder and executive of Tingo Mobile PLC since 2001; strategic advisor and consultant to various corporates since 2008; co-sponsor of Africa Acquisition Corp, Inc (natural resources SPAC) since 2021.	None.

Christopher Cleverly 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 55	President and Director	Term expires 2022; Director since 2021	President and Director of the Company since 2021; Co-architect and founder of the $1.5 billion Africa50 fund with the African Development Bank launched 2013; Barrister called to the Bar of England and Wales in 1990; member of the bar association (UK) since 1990; advisor to the UK Government and African governments on various developmental and investment matters in Africa between 2008-2014.	None.

Dakshesh Patel 43 West 23rd Street 2nd Floor New York, NY 10010 Age: 61	Chief Financial Officer and Director	Term expires 2022; Director since 2021	Chief Financial Officer and Director of the Company since 2021; Chief Financial Officer of NatWest’s Global Debt and Investment Banking division from 1996 to 1998; Finance Director of the Global Structured Finance & Investment Banking (NatWest Markets) from 1994 to 1996; Financial Controller, Banking & Specialised Finance at NatWest from 1991to 1994; founder of Yespay in 2004; Founder and Director of ZymPay from 2013 to-date; Board Director of Gerken Capital Associates (private equity) from 2005 to-date ; Manager for Deloitte Haskins & Sells (Abu Dhabi and Zimbabwe) from 1989 to 1991.	None.

+ Other directorships are limited to: (i) publicly traded companies in the United States; (ii) companies that are otherwise subject to SEC reporting requirements and (iii) investment companies registered under the Investment Company Act of 1940.

Qualifications of Director Nominees

When considering whether our director nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable our Board to satisfy its oversight responsibilities effectively in light of our operational and organizational structure, the Nominating and Corporate Governance Committee and the Board focused primarily on the information discussed in each of the director nominees’ individual biographies set forth above and on the following particular attributes:

•	Mr. Brown: The Nominating and Corporate Governance Committee and the Board considered Mr. Brown’s prior service to the Company as co-Chairman of the Board and as an independent director, as well as his extensive experience in U.S. capital markets, as well as his experience as a director of public companies in the U.S. and internationally, and determined that his strong leadership skills are critical to the Board.

•	Mr. Charlier: The Nominating and Corporate Governance Committee and the Board considered Mr. Charlier’s prior service to the Company as co-Chairman of the Board and as an independent director, as well Mr. Charlier’s substantial international business background and experience in Africa, and determined that his background and independence are critical to the Board.

•	Mr. Adebayo: The Nominating and Corporate Governance Committee and the Board considered Mr. Adebayo’s prior service to the Company as an independent director, as well as his education and extensive international business experience, particularly in Africa, and determined that his strong leadership skills are critical to the Board and the oversight of our management.

•	Mr. Cleverly: The Nominating and Corporate Governance Committee and the Board considered Mr. Cleverly’s prior service to the Company as its President and as an executive director, in addition to his extensive legal experience, his experience as a director of public and private companies, and his experience with African business development, and determined that his strong leadership skills are critical to the Company, its growth prospects, and its strategic direction.

•	Mr. Johal: The Nominating and Corporate Governance Committee and the Board considered Mr. Johal’s prior service to the Company as the Chair of the Audit Committee and as an independent director, as well as his extensive financial, international, capital markets, and mergers and acquisitions experience, as well as his experience as a director of public companies, and determined that his strong leadership skills are critical to the Board and the oversight of our accounting and audit function.

•	Ms. Kasumba: The Nominating and Corporate Governance Committee and the Board considered Ms. Kasumba’ prior service to the Company as an independent director, as well as her extensive international and media/communications experience, particularly in Africa, and determined that her strong leadership skills are critical to the Board and the oversight of our management.

•	Mr. Mmobuosi: The Nominating and Corporate Governance Committee and the Board considered Mr. Mmobuosi’s prior service to the Company as its founder, Chief Executive Officer and as an executive director, including his extensive financial, international, and mergers and acquisitions experience, as well as his experience as a director of various companies and enterprises, and determined that his intimate knowledge of the Company and extensive operating experience are crucial to the achievement of our operational and financial goals.

•	Mr. Onubogu: The Nominating and Corporate Governance Committee and the Board considered Mr. Onubogu’ prior service to the Company as the Chair of the Compensation Committee and as an independent director, as well as his education and extensive international business experience, particularly in Africa, and determined that his strong leadership skills are critical to the Board and the oversight of our management.

•	Mr. Patel: The Nominating and Corporate Governance Committee and the Board considered Mr. Patel’s prior service to the Company as its President and as an executive director, as well as his extensive corporate finance, international, financial services, technology and mergers and acquisitions experience, as well as his experience as a director of public and private companies, and determined that his financial and operating experience are crucial to the achievement of our operational and financial goals.

•	Mr. Randall: The Nominating and Corporate Governance Committee and the Board considered Mr. Denos’ prior service to the Company as an independent director and as Chair of the Nominating and Corporate Governance Committee, including his leadership in a variety of governance positions in business and industry, in addition to his extensive international experience as a director and principal of various companies and commercial enterprises, and determined that hiss strong leadership skills are critical to the Board and the oversight of our management, as well as our nominating and governance functions.

There are no arrangements or understandings between any of the directors and any other person pursuant to which any of such directors was or is to be selected as a director.

A plurality of votes cast at the Meeting at which a quorum is present is required to elect a director. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

The Board of Directors recommends that each stockholder vote

“For”

each of the Board nominated persons

Dollar Range of Equity Securities Beneficially Owned by Current Directors/Director Nominees

Name	Dollar Range of Equity Securities in the Company(1)	Aggregate Dollar Range of Equity Securities in All Companys Overseen or to be Overseen by Director or Nominee in Family of Investment Companies
Independent Directors
John J. Brown	Over $100,000	Over $100,000
Christophe Charlier	Over $100,000	Over $100,000
Adewale Adebayo	Over $100,000	Over $100,000
Gurjinder Johal	Over $100,000	Over $100,000
Leslie Kasumba	Over $100,000	Over $100,000
Onyekachi Onubogu	Over $100,000	Over $100,000
Derrick Randall	Over $100,000	Over $100,000

Executive Directors
Dozy Mmobuosi	Over $100,000	Over $100,000
Christopher Cleverly	Over $100,000	Over $100,000
Dakshesh Patel	Over $100,000	Over $100,000

(1)	Based on beneficial ownership as of April 11, 2022.

PROPOSAL  2—RATIFICATION OF

SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Company’s Audit Committee approved and the Board members unanimously approved and ratified the selection of Gries & Associates, LLC (“Gries”) as the Company’s independent registered public accountant for the fiscal year ending December 31, 2022. Gries has served as the Company’s independent registered public accountant since September 1, 2021. Prior to the appointment of Gries, the Company engaged the services of Centurion ZD CPA & Co. as its independent registered public accountant.

Audit Fees and All Other Fees

Aggregate fees that our independent registered public accountants billed to the Company for professional services for the years ended December 31, 2021 and 2020 were as follows:

Services Provided	2021	2020
Audit fees(1)	$120,000	$106,539
Audit-related fees	—	—
Tax	—	—
All other	—	—
Total	$120,000	$106,539

(1)	Consists of fees for the audit of our annual financial statements, review of quarterly statements, and review of the annual proxy statement.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permitted non-audit services (including the fees and terms thereof) to be performed by any independent registered public accountant engaged by the Company. Certain services may not be provided by the independent registered public accountant to the Company without jeopardizing the independent registered public accountant’s independence.

The Audit Committee’s procedures require approval of the engagement of the independent registered public accountant for each fiscal year and approval of the engagement by a majority of the Company’s independent directors. The procedures permit the Audit Committee to pre-approve the provisions of types or categories of non-audit services for the Company on an annual basis at the time of the firm’s engagement and on a project-by-project basis. At the time of the annual engagement of the Company’s independent registered public accountant, the Audit Committee is to receive a list of the categories of expected services with a description and an estimated budget of fees. In its pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member determines that the provision of the service is consistent with, and will not impair, the ongoing independence of the independent registered public accountant and sets any limits on fees or other conditions it finds appropriate. Non-audit services may also be approved on a project-by-project basis by the Audit Committee consistent with the same standards for determination and information.

The Audit Committee may also designate a member of the Committee to pre-approve non-audit services that have not been pre-approved or changes in non-audit services previously pre-approved. Any actions by the designated member must be ratified by the Audit Committee by the time of its next regularly scheduled meeting. The Company’s pre-approval procedures are reviewed annually by the Audit Committee and the Company maintains a record of the decisions made by the Committee pursuant to the procedures.

A representative of Gries will not be attending the Meeting. The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to ratify the selection of Gries. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may vote uninstructed shares held in street name for this proposal, and their votes will count as present for quorum purposes.

THE BOARD RECOMMENDS A VOTE

“FOR”

GRIES & ASSOCIATES, LLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

FOR FISCAL YEAR 2022

PROPOSAL 3—ADVISORY VOTE

ON EXECUTIVE COMPENSATION

The Compensation Discussion and Analysis beginning on page 10 of this proxy statement describes the Company’s executive compensation policies and the compensation decisions that the Compensation Committee, Board, and our Chief Executive Officer made in 2021 with respect to the compensation of the Company’s named executive officers. The Board is asking shareholders to cast a non-binding, advisory vote FOR the following resolution:

RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion included in this proxy statement, is hereby APPROVED.

This proposal, which is sometimes referred to as a “say-on-pay vote,” is provided as required pursuant to Section 14A of the Exchange Act.

As described in the Compensation Discussion and Analysis, the Company’s executive compensation policies embodies a pay-for-performance philosophy that supports the Company’s business strategy and aligns the interests of its executives with those of its shareholders, with the objective of attracting, retaining and motivating the best possible executive talent and avoiding risks that would be reasonably likely to have a material adverse effect on the Company. For these reasons, the Board is asking shareholders to support this proposal. Although the vote the Board is asking you to cast is non-binding, the Compensation Committee and the Board value the views of shareholders and will consider the outcome of the vote when determining future compensation arrangements for the Company’s named executive officers.

The affirmative vote of a majority of all of the votes cast at the Meeting at which a quorum is present is required to approve this proposal. Abstentions will not be counted as votes cast and will have no effect on this proposal. Brokers may not vote uninstructed shares held in street name for this proposal.

THE BOARD RECOMMENDS A VOTE

“FOR”

THE ADVISORY PROPOSAL TO APPROVE

THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS

OTHER MATTERS

The Board knows of no other matter that is likely to come before the Meeting. However, if any other matter properly comes before the Meeting, the individuals named as proxy holders will vote in accordance with their discretion on such matters.

In the event that sufficient votes in favor of the proposals set forth in the Notice of the Meeting are not received by the time scheduled for the annual meeting, the holders of a majority of the shares of the Company, present in person or represented by proxy, although not constituting a quorum, may adjourn the Meeting.

ANNUAL AND QUARTERLY REPORTS

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (without exhibits, unless otherwise requested) is provided concurrently with this proxy statement. A copy of the Company’s 2021 Annual Report on Form 10-K and copies of the Company’s quarterly reports on Form 10-Q are also available without charge upon request. Please direct your request to Tingo, Inc., Attention: Secretary, 43 West 23rd Street, 2nd Floor, New York, NY 10010. Copies also may be requested through the Company’s website at www.tingoinc.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) Copies are also posted via EDGAR on the SEC’s website at www.sec.gov.

ADDITIONAL INFORMATION

Stockholder Proposals for the 2023 Annual Meeting. Stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting of stockholders in 2023 may do so by following the procedures prescribed in SEC Rule 14a-8. To be eligible for inclusion, the Company’s Secretary must receive stockholder proposals no later than December 31, 2022. Proposals should be sent to the Company, at 43 West 23rd Street, 2nd Floor, New York, NY 10010, Attention: Secretary. Submission of a stockholder proposal does not guarantee inclusion in the Company’s proxy statement or form of proxy because certain SEC rules must be met.

In addition, under our by-laws no business may be brought before a stockholder meeting unless it is specified in the notice of the meeting or is otherwise properly brought before the meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered an appropriate notice to the Company’s Secretary. To be properly brought before such a meeting a stockholder must deliver a written notice to the Company at the address set forth in the following paragraph of the stockholder’s intention to present a proposal (containing certain information specified in the by-laws about the stockholder and the proposed action) not less than 60 nor more than 90 days prior to the meeting. However, in the event less than 70 days’ notice or prior public disclosure of the date of the meeting is given to stockholders, such notice to be timely must be received not later than the close of business on the fifth day following the day on which such notice is mailed or such public disclosure was made.

Stockholder proposals with respect to Director nominations require written notice of your intent to make such a nomination either by personal delivery or by U.S. mail, postage prepaid, to the attention of: Secretary, Tingo, Inc., 43 West 23rd Street, 2nd Floor, New York, NY 10010, within the time limits described above for delivering a stockholder proposal notice and comply with the information requirements in our by-laws relating to Director nominations by stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet in order to have a stockholder proposal included in the Company’s proxy statement.

The proxy solicited by the Board of Directors for the 2023 annual meeting will confer discretionary authority to vote on any stockholder proposal presented at that meeting, unless the Company is provided with notice of such proposal no later than December 31, 2022.

A copy of the full text of the by-law provisions discussed above may be obtained by writing to the Corporate Secretary, 43 West 23rd Street, 2nd Floor, New York, NY 10010 and is included as an exhibit to the Company’s annual report on Form 10-K for the year ended December 31, 2021 as filed with the SEC via EDGAR on March 31, 2022.

Communications with the Board. Interested parties who wish to communicate directly with the Board, or specified individual directors may do so by writing to the Board or individual directors in care of either of our Co-Chairmen, Tingo, Inc., 43 West 23rd Street, 2nd Floor, New York, NY 10010. At the direction of the Board, all mail received will be opened and screened for security purposes. The mail will then be logged in. All mail, other than trivial or obscene items, will be forwarded. Trivial items will be delivered to the directors at the next scheduled Board meeting. Mail addressed to a particular director will be forwarded or delivered to that director. Mail addressed to “Independent Directors,” “Outside Directors” or “Non-Management Directors” will be forwarded or delivered to one or both of our Co-Chairmen. Mail addressed to the “Board of Directors” will be forwarded or delivered to one or both of our Co-Chairmen. Concerns relating to accounting, internal controls, or auditing matters are handled in accordance with procedures established by the Audit Committee with respect to such matters.

Corporate Governance. The Company is a Nevada corporation subject to the provisions of Chapter 78 of the Nevada Revised Statutes. The Company’s day-to-day operations and requirements as to the place and time, conduct, and voting, at a meeting of stockholders are governed by the Company’s certificate of incorporation and by-laws, and applicable provisions of Nevada corporate law. The Company has adopted a code of business conduct and ethics applicable to our Directors, officers (including our principal executive officer, principal financial officer and controller) and employees. Our code of business conduct and ethics meets NYSE listing standard requirements and the requirements of Section 406 of the Sarbanes-Oxley Act of 2002. A copy of our certificate of incorporation and by-laws, corporate governance guidelines, and the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees may be obtained by writing to the Secretary, Tingo, Inc., 43 West 23rd Street, 2nd Floor, New York, NY 10010. Our code of business conduct and ethics, corporate governance guidelines and committee charters are also available by accessing the Company’s website at www.tingoinc.com. (Information contained on the Company’s website is not incorporated into this proxy statement.) In the event that the Company amends or waives any provisions of our code of business conduct and ethics applicable to our principal executive officer, principal financial officer or controller, we intend to disclose the same on the Company’s website at www.tingoinc.com.

Proxy Solicitation Costs. The proxies being solicited hereby are being solicited by the Company. Officers and regular employees of the Company may, but without compensation other than their regular compensation, solicit proxies by further mailing or personal conversations, or by telephone, telex, facsimile, or electronic means. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the name of such nominees. We will, upon request, reimburse brokerage firms and others for their responsible expenses in forwarding solicitation material to the beneficial owners of stock.

36 PROXY VOTING CARD TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE number(s) of the nominee(s) on the line below “FOR” THE ELECTION OF DIRECTORS Vote On Directors ☐ ☐ ☐ 1. Election of the ten nominees listed below to the Board of Directors: Nominees: 01) Adewale Adebayo 06) Leslie Kasumba 02) John J. Brown 07) Dozy Mmobuosi 03) Christophe Charlier 08) Onyekachi Onubogu 04) Christopher Cleverly 09) Dakshesh Patel 05) Gurjinder Johal 10) Derrick Randall Proposals For Against Abstain 2. To ratify the selection of Gries & Associates, LLC as the Company’s independent registered public accountant for the fiscal year ending December 31, 2022. ☐ ☐ ☐ 3. To approve, in a non-binding vote, the compensation paid to the Company’s executive officers in 2021, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables, and narrative discussion. ☐ ☐ ☐ THE BOARD OF DIRECTORS KNOWS OF NO OTHER MATTER TO COME BEFORE THE MEETING. IF ANY OTHER MATTER IS PROPERLY BROUGHT BEFORE THE MEETING WITH RESPECT TO WHICH THE COMPANY WAS NOT PROVIDED NOTICE ON OR BEFORE MAY 13, 2022, THE PROXIES WILL HAVE DISCRETION TO VOTE THE PROXY ON SUCH MATTER IN ACCORDANCE WITH THEIR BEST JUDGMENT. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THE PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS. (NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.) Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at http://www.tingoinc.com/investor_reports.htm. TINGO, INC.

37 TINGO, INC. 43 West 23rd Street, 2nd Floor, New York, NY 10010 This Proxy is Solicited by the Board of Directors of Tingo, Inc. (the “Company”) for the Annual Meeting of Stockholders on June 2, 2022 The undersigned hereby constitutes and appoints Dakshesh Patel and Kenneth I. Denos, and each or any of them, as proxies, with full power of substitution and revocation, the true and lawful attorneys and proxies of the undersigned at the Annual Meeting of Stockholders of the Company to be held on June 2, 2022, at 11:00 a.m. EDT, at 43 West 23rd Street, 2nd Floor, New York, NY 10010 and any adjournment or postponement thereof (the “Annual Meeting”) and to vote the shares of our Class A and Class B Common Stock, $.001 par value per share, of the Company (“Shares”), standing in the name of the undersigned on the books of the Company on April 11, 2022, the record date for the Annual Meeting, with all powers the undersigned would possess if personally present at the Annual Meeting. The undersigned hereby acknowledges previous receipt of the Notice of Internet Availability of Proxy Materials, setting forth information on how to access the Notice of Annual Meeting of Stockholders and the Proxy Statement on the Internet, and hereby revokes any proxy or proxies heretofore given by the undersigned. If you have not voted via telephone, please sign, date and return promptly in the enclosed envelope. Continued and to be signed on the reverse side